UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                             -----------------------

                                    FORM 8-K

                                 CURRENT REPORT

                             -----------------------

     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934


                         Date of Report: August 2, 2007

                                  TIFFANY & CO.

             (Exact name of Registrant as specified in its charter)



         Delaware                      1-9494                 13-3228013
(State or other jurisdiction        (Commission             (I.R.S. Employer
      of incorporation)             File Number)           Identification No.)


 727 Fifth Avenue, New York, New York                           10022
(Address of principal executive offices)                      (Zip Code)


Registrant's telephone number, including area code: (212) 755-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01.      Regulation FD Disclosure.

On August 2, 2007, Registrant issued a press release announcing that its subsidiary has entered in an agreement to sell all stock held in Registrant's indirect subsidiary, Little Switzerland, Inc.; that Registrant expects to complete the transaction on or about August 31, 2007; and that the loss related to the transaction is expected to reduce Registrant's after-tax earnings for the second quarter ended July 31, 2007 by approximately $0.15 to $0.18 per diluted share. Little Switzerland, Inc., through its subsidiaries, operates LITTLE SWITZERLAND jewelry stores in the Caribbean region. A copy of the August 2, 2007 press release is attached hereto as Exhibit 99.1 to this Form 8-K.

The information in this Current Report on Form 8-K is being furnished pursuant to Item 7.01 Regulation FD Disclosure. In accordance with General Instruction
B.2 of Form 8-K, the information in this report shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly stated by specific reference in such filing.


Item 9.01.      Financial Statements and Exhibits.

    (c)         Exhibits

                99.1  Press Release dated August 2, 2007.

                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                           TIFFANY & CO.


                                  BY:     /s/ Patrick B. Dorsey
                                          ----------------------------------
                                          Patrick B. Dorsey
                                          Senior Vice President, General Counsel
                                          and Secretary



Date:  August 2, 2007

                                  EXHIBIT INDEX


Exhibit No.     Description

99.1            Text of Press Release issued by Tiffany & Co., dated
                August 2, 2007.